Control No: 08080328
Date Filed: 08/01/2008 11:07 AM
Karen C Handel
Secretary of State

Articles Of Incorporation
For Georgia Profit Corporation

The name of the corporation is:
BioFuel Technologies, Inc.

Principal mailing address of the corporation is:
612 Bohannon Road
Fairburn, GA 30213

The Registered Agent is:

Sandra D Rakestraw

1061 Highway 92 N
Fayetteville, GA 30214

County: Fayette

The name and address of incorporator(s) are:
Kenneth W Rakestraw
1064 Highway 92 N
Fayetteville, GA 30214

The corporation is authorized to issue:
500 Shares

The optional provisions are:
No optional provisions.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on the date set forth below.

Signature(s):	**Date:**
Incorporator, Kenneth W Rakestraw	August 01, 2008

Control No. **08060328**

STATE OF GEORGIA

Secretary of State

Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF AMENDMENT

I, **Karen C Handel**, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

BIOFUEL TECHNOLOGIES, INC.
a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on **09/14/2009** and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on September 14, 2009

STATE OF GEORGIA 1776

Karen C Handel
Karen C Handel
Secretary of State

Control No: 08060328
Date Filed: 09/14/2009 04:03 PM
Karen C Handel
Secretary of State

Certificate of Amendment of Articles of Incorporation
Of
BioFuel Technologies, Inc.

Pursuant to law and the bylaws of this corporation, a special meeting of the shareholders of this corporation was held on January 15 , 2009 , at 6:00 o'clock P.M.., at the offices of the corporation located at 614 Bohannon Road, Fairburn, GA

At this meeting, it was resolved by a vote of the holders of a majority of shares entitled to vote on this matter that the Articles of Incorporation of this corporation be amended to read as follows:

The Corporation is authorized to increase the Five Hundred (500) approved shares to Twenty Million (20,000,000) shares as approved and accepted by the board of directors in the best interest of the corporation.

The undersigned, Sandra D. Rakestraw , certifies that he or she is the duly elected secretary of this corporation and that the above is a true and correct copy of the Amendment to the Articles of Incorporation that was duly adopted at a meeting of the shareholders that was held in accordance with state law and the bylaws of the corporation on January 15 , 2009 .

Dated: January 15, 2009

Sandra D. Rakestraw

Signature of Secretary of Corporation

Sandra D. Rakestraw

Printed Name of Secretary of Corporation


BioFuel Technologies, Inc
CORPORATE
SEAL
2008
GEORGIA

CORPORATIONS DIVISION
SECRETARY OF STATE
2009 SEP 14 AM 11:06

State of Georgia
Amend/Restate 2 Page(s)

T0925823034

Control No. **08060328**

STATE OF GEORGIA

Secretary of State

Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF AMENDMENT

I, **Brian P. Kemp**, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

BIOFUEL TECHNOLOGIES, INC.
a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on **05/24/2010** and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on May 24, 2010

Brian P. Kemp
Secretary of State

Control No: 08060328
Date Filed: 05/24/2010 08:00 AM
Brian P. Kemp
Secretary of State

ARTICLES OF AMENDMENT
OF
THE ARTICLES OF INCORPORATION
OF
BIOFUEL TECHNOLOGIES, INC.

Pursuant to Section 14-2-1006 of the Georgia Business Corporation Code, BioFuel Technologies, Inc. does hereby adopt the following amendment to its Articles of Incorporation:

1. The name of the corporation is BioFuel Technologies, Inc. (the "Corporation").

2. The Corporation hereby amends the articles of incorporation to remove the article relating to the capitalization of the Corporation in its entirety and replace it with the following article:

> The authorized capital stock of the Corporation shall consist of twenty five million (25,000,000) shares of common stock (the "Common Stock") having no par value per share. On the date hereof, each outstanding share of Common Stock shall, without any action on the part of the holder thereof, automatically be converted into 1.3 fully paid and non-assessable shares of Common Stock, without affecting the total authorized number of shares of Common Stock.

3. The amendment to the Articles of Incorporation was adopted by the unanimous written consent of all of the members of the board of directors of the Corporation and the holders of all of the outstanding shares of the Common Stock, as provided in Section 14-2-704 of the Georgia Business Corporation Code.

4. The amendment to the Articles of Incorporation herein was adopted on April 30, 2010.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Articles of Amendment on behalf of the Corporation, this 11th day of May, 2010.

BioFuel Technologies, Inc. CORPORATE SEAL 2008 GEORGIA

CORPORATIONS DIVISION
SECRETARY OF STATE
2010 MAY 24 PM 12:04

Kenneth W. Rakestraw, President

State of Georgia
Amend/Restate 2 Page(s)
T1014513034